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                                                                    EXHIBIT 5.1
                                                                    -----------

                             DORSEY & WHITNEY LLP

                          220 South Sixth Street
                        MINNEAPOLIS, MINNESOTA 55402
                                (612) 340-2600
                                 TELEX 29-0605
                           TELECOPIER (612) 340-2868


Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

       Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Green Tree Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") on September 11, 1998, (the "Registration Statement"), relating to the registration by the Company of $2,000,000,000 of Certificates for Home Improvement Loans (the "Certificates"). The Certificates are proposed to be issued from time to time in series under separate Pooling and Servicing Agreements, each in substantially the form incorporated by reference as an exhibit to the Registration Statement (each such agreement, a "Pooling and Servicing Agreement"), between the Company, as seller and servicer, and a bank or trust company, as trustee (the "Trustee"). The Company may provide a Limited Guaranty (the "Limited Guaranty") with respect to one or more classes of any series of Certificates.

          We have examined the Registration Statement, and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

          1. Each Pooling and Servicing Agreement, when it has been duly authorized by the Board of Directors of the Company (or the Executive Committee thereof), and duly executed and delivered by the Company and the Trustee, will constitute the valid and binding obligation of the Company and the Limited Guaranty, if any, provided for therein will constitute the valid and binding obligation of the Company.

          2. Each series of Certificates, when duly executed and delivered in accordance with the terms of the Pooling and Servicing Agreement relating to that series, will be legally and validly issued, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement.

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                             DORSEY & WHITNEY LLP

Green Tree Financial Corporation
September 11, 1998
Page 2

          The opinions set forth above are subject to the following qualifications and exceptions:

          (a) In rendering the opinions set forth above, we have assumed that, at the time of the execution of the applicable Pooling and Servicing Agreement and the execution and delivery of the related series of Certificates, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Certificates or any Limited Guaranty, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Certificates will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

          (b) Our opinion in paragraph 1 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

          (c) Our opinion in paragraph 1 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (d) Minnesota Statutes Section 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

          Our opinions expressed above are limited to the laws of the State of Minnesota.


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                             DORSEY & WHITNEY LLP

Green Tree Financial Corporation
September 11, 1998
Page 3


             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus and the related Prospectus Supplement comprising part of the Registration Statement.

Dated: September 11, 1998


                                            Very truly yours,

                                            /s/ Dorsey & Whitney LLP

CFS